EXHIBIT 99.1

Community West Bancshares Earns $1.6 Million in Third Quarter; Highlighted by Strong Loan Growth and a Decrease in Net Nonaccrual Loans to Lowest Level Since 2007; Declared Quarterly Cash Dividend of $0.03 Per Common Share

GOLETA, Calif., Oct. 22, 2015 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.6 million in the third quarter of 2015 (3Q15) compared to net income of $1.7 million in the third quarter a year ago (3Q14). In the first nine months of the year, Community West reported net income of $1.0 million compared to net income of $4.9 million in the first nine months of 2014. Excluding the $7.1 million net loan litigation settlement, Community West's net income for the nine-month period would have been $5.2 million. (See page 8 – "Non-Gaap Financial Information")

"Our third quarter results were generated by solid loan growth and a healthy net interest margin," said Martin E. Plourd, President and Chief Executive Officer. "We are making meaningful progress in building our franchise by strengthening our balance sheet and positioning the Bank for all future growth opportunities.

"Another highlight of the quarter was the announcement of our final redemption of preferred stock. We believe this redemption is further confirmation of the Company's continued operating improvement, financial strength and appropriate capital management," added Plourd.

3Q15 Financial Highlights

  Nonaccrual loans, net, decreased 51.7% to $5.3 million at September 30, 2015, compared to $10.9 million a year ago, representing the lowest level since 3Q07.
  Net income available to common stockholders was $1.5 million.
  Annualized return on average assets was 1.05%.
  Annualized return on average common equity was 10.54%.
  Net interest margin was 4.55% for 3Q15 compared to 4.31% for 3Q14.
  Net loans increased 7.3% to $526.0 million at September 30, 2015, compared to $490.0 million a year earlier.
  Total deposits increased 8.7% to $526.8 million at September 30, 2015, compared to $484.8 million a year ago.
  Other assets acquired through foreclosure totaled $206,000 at September 30, 2015, a decrease of 56.6% compared to $475,000 a year earlier.
  Book value per common share was $7.36 at September 30, 2015, compared to $7.07 a year ago.
  Community West Bank's capital ratios continue to be strong with its total risk-based capital ratio at 14.26% and Tier 1 leverage ratio at 10.73% at September 30, 2015.

Including $125,000 of preferred stock dividends the net income available to common stockholders was $1.5 million, or $0.17 per diluted share, in 3Q15 compared to net loss attributable to common stockholders of $2.4 million, or $0.29 loss per diluted share, in 2Q15 and net income available to common stockholders of $1.5 million, or $0.18 per diluted share, in 3Q14.

Income Statement

"Higher than industry average loan yields continue to contribute to a strong net interest margin," said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer.

Community West's third quarter net interest margin improved 24 basis points to 4.55% compared to 4.31% in 3Q14. In the first nine months of the year, net interest margin improved 26 basis points to 4.76% compared to 4.50% in the first nine months of 2014.

Third quarter net interest income was $6.8 million, compared to $7.1 million in the preceding quarter and increased 11.8% compared to $6.1 million in 3Q14. Year-to-date, net interest income increased 9.9% to $20.2 million compared to $18.4 million in the same period a year ago.

Non-interest income was $554,000 in 3Q15 compared to $737,000 in 2Q15 and $552,000 in 3Q14.  The decrease compared to the preceding quarter was largely due to lower other loan fees. In the first nine months of 2015, non-interest income increased modestly to $1.8 million compared to $1.7 million in the first nine months of 2014.

Third quarter non-interest expenses totaled $5.0 million, compared to $4.9 million in 3Q14. Primarily due to the $7.1 million loan litigation settlement, Community West's 2Q15 non-interest expenses totaled $12.4 million. Year-to-date non-interest expenses were $22.2 million compared to $15.4 million a year ago.  (See page 8 – "Non-Gaap Financial Information")

Balance Sheet

Net loans increased 2.8% to $526.0 million at September 30, 2015, compared to $511.9 million at June 30, 2015, and increased 7.3% compared to $490.0 million a year ago. Commercial real estate loans outstanding were up 7.9% from year ago levels to $177.3 million at September 30, 2015, and comprise 33.3% of the total loan portfolio. Manufactured housing loans were up modestly from year ago levels to $173.4 million and represent 32.5% of total loans.  Commercial loans increased 37.2% from year ago levels to $99.9 million and represent 18.7% of the total loan portfolio and SBA loans decreased 19.1% from a year ago to $50.4 million and represent 9.5% of the total loan portfolio.

Deposits totaled $526.8 million at September 30, 2015, up 5.2% compared to $500.6 million at June 30, 2015 and grew 8.7% compared to $484.8 million a year earlier. Non-interest-bearing deposit accounts increased 15.6% to $73.1 million at September 30, 2015, compared to $63.2 million a year earlier. Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $405.2 million at September 30, 2015 and comprise 76.9% of total deposits, compared to $388.7 million, or 80.2% of total deposits, a year ago.

Community West's total assets were $601.0 million at September 30, 2015, a 2.3% increase compared to three months earlier and a 5.1% increase compared to a year ago. Stockholders' equity was $65.9 million at September 30, 2015, compared to $64.5 million at June 30, 2015, and $65.8 million a year ago. Book value per common share was $7.36 at September 30, 2015 compared to $7.19 at June 30, 2015, and $7.07 a year ago.

Credit Quality

"As a result of strong asset quality, including the solid loan loss reserves already in place, we recorded a negative provision for loan losses in the last seven quarters and net loan loss recoveries in six of the past seven quarters," said Plourd. The negative loan loss provision was $445,000 in 3Q15, compared to $584,000 in 2Q15, and $1.2 million in 3Q14. Net loan recoveries were $214,000 in 3Q15 compared to $552,000 in 2Q15 and net loan charge-offs of $82,000 in 3Q14.

The total allowance for loan losses was $7.0 million at September 30, 2015, or 1.50% of total loans held for investment, compared to 1.60% at June 30, 2015, and 2.14% a year ago. Net nonaccrual loans decreased 33.5% to $5.3 million, or 0.99% of total loans at September 30, 2015, compared to $7.9 million, or 1.53% of total loans, three months earlier, and decreased 51.7% compared to $10.9 million, or 2.19% of total loans, a year ago.

Of the $5.3 million in net nonaccrual loans, $2.6 million were commercial real estate loans, $1.6 million were manufactured housing loans, $429,000 were SBA loans, $318,000 were home equity line of credit loans, $289,000 were single family real estate loans and $44,000 were commercial loans.

Other assets acquired through foreclosure totaled $206,000 at September 30, 2015, a decrease of 56.6% compared to $475,000 a year earlier. Nonaccrual loans plus other assets acquired through foreclosure, net of SBA/USDA guarantees, totaled $5.5 million, or 0.91% of total assets, at September 30, 2015, compared to $8.2 million, or 1.40% of total assets, three months earlier and $11.4 million, or 1.99% of total assets, a year ago.

Final Redemption of Preferred Stock

On October 1, 2015, the Company announced that the Federal Reserve Bank approved its request for permission to redeem the remaining $5,574,000 of its 9%, Cumulative Perpetual Preferred Stock, Series A. The Company is finalizing a $10 million line of credit at a rate of one-month Libor plus 3.75% to assist in paying for this final redemption and use for other future corporate purposes. The preferred stock redemption is expected to occur on November 2, 2015.

The Company originally issued 15,600 shares of Fixed Rate Cumulative Perpetual Stock, Series A, to Treasury under the Troubled Asset Relief Program (TARP) Capital Purchase Program. In December 2012, Treasury auctioned the preferred shares to private investors. The Bank will continue to be considered well-capitalized under all regulatory guidelines.

Declares Cash Dividend of $0.03 Per Common Share

The Company's Board of Directors declared a quarterly cash dividend of $0.03 per common share.  The dividend will be payable November 30, 2015, to common shareholders of record on November 12, 2015.

Stock Repurchase Program

On August 31, 2015, the Company announced that the Board of Directors authorized a common stock repurchase program of up to $3 million. As of September 30, 2015, 3,000 shares had been repurchased, leaving outstanding common stock shares of 8,201,158.

Use of Non-GAAP Financial Information

This press release contains both financial measures based on accounting principles generally accepted in the United States ("GAAP") and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village. The principal business activities of the Company are Relationship banking, Manufactured Housing lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Interest income
Loans, including fees	$ 7,131	$ 7,410	$ 6,695	$ 21,253	$ 20,367
Investment securities and other	244	285	208	834	619
Total interest income	7,375	7,695	6,903	22,087	20,986
Interest expense
Deposits	587	569	709	1,761	2,039
Other borrowings	6	15	126	82	524
Total interest expense	593	584	835	1,843	2,563
Net interest income	6,782	7,111	6,068	20,244	18,423
Provision for loan losses	(445)	(584)	(1,178)	(1,997)	(3,560)
Net interest income after provision for loan losses	7,227	7,695	7,246	22,241	21,983
Non-interest income
Other loan fees	244	370	279	789	720
Document processing fees	141	131	103	364	297
Service charges	92	87	72	252	215
Other	77	149	98	366	494
Total non-interest income	554	737	552	1,771	1,726
Non-interest expenses
Salaries and employee benefits	3,412	3,202	2,888	9,729	9,308
Occupancy, net	507	487	479	1,439	1,377
Professional services	212	276	436	736	1,167
Data processing	135	134	144	388	425
Advertising and marketing	116	152	129	348	429
Depreciation	103	96	82	290	238
Stock based compensation	73	218	29	333	270
FDIC assessment	99	82	83	252	253
Loan servicing and collection	10	182	187	281	586
Loan litigation settlement, net	(50)	7,153	--	7,103	--
Other	421	399	422	1,291	1,382
Total non-interest expenses	5,038	12,381	4,879	22,190	15,435
Income (loss) before provision for income taxes	2,743	(3,949)	2,919	1,822	8,274
Provision (benefit) for income taxes	1,152	(1,607)	1,207	803	3,414
Net Income (loss)	1,591	(2,342)	1,712	1,019	4,860
Dividends and accretion on preferred stock	125	136	176	401	778
Discount on partial redemption of preferred stock	--	(110)	--	(129)	(144)
Net income (loss) available (attributable) to common stockholders	$ 1,466	$ (2,368)	$ 1,536	$ 747	$ 4,226
Earnings per share:
Basic	$ 0.18	$ (0.29)	$ 0.19	$ 0.09	$ 0.52
Diluted	$ 0.17	$ (0.29)	$ 0.18	$ 0.09	$ 0.51

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	September 30,	June 30,	September 30,	December 31,
	2015	2015	2014	2014

Cash and cash equivalents	$ 1,876	$ 1,379	$ 1,486	$ 1,631
Time and interest-earning deposits in other financial institutions	21,916	22,008	27,955	17,427
Investment securities	31,201	31,940	31,104	30,641
Loans:
Commercial	99,871	93,582	72,804	74,792
Commercial real estate	177,302	171,258	164,277	159,432
SBA	50,381	53,381	62,267	61,963
Manufactured housing	173,432	170,860	169,910	169,662
Single family real estate	20,671	18,215	14,065	15,744
HELOC	11,134	11,226	14,820	13,481
Other	207	595	1,134	59
Total loans	532,998	519,117	499,277	495,133

Loans, net
Held for sale	65,491	65,484	67,376	66,759
Held for investment	467,507	453,633	431,901	428,374
Less: Allowance	(7,012)	(7,243)	(9,236)	(7,877)
Net held for investment	460,495	446,390	422,665	420,497
NET LOANS	525,986	511,874	490,041	487,256

Other assets	20,058	20,073	21,557	20,363

TOTAL ASSETS	$ 601,037	$ 587,274	$ 572,143	$ 557,318

Deposits
Non-interest-bearing demand	$ 73,073	$ 72,256	$ 63,185	$ 57,364
Interest-bearing demand	250,738	251,238	277,743	275,631
Savings	13,943	14,312	16,218	15,265
Certificates of deposit ($250,000 or more)	56,745	44,694	15,089	13,601
Other certificates of deposit	132,287	118,097	112,515	115,223
Total deposits	526,786	500,597	484,750	477,084
Other borrowings	5,000	20,000	18,000	10,000
Other liabilities	3,339	2,129	3,639	3,227
TOTAL LIABILITIES	535,125	522,726	506,389	490,311

Stockholders' equity	65,912	64,548	65,754	67,007

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$ 601,037	$ 587,274	$ 572,143	$ 557,318

Shares outstanding	8,201	8,204	8,203	8,203

Book value per common share	$ 7.36	$ 7.19	$ 7.07	$ 7.31

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	Sep. 30, 2015	Jun. 30, 2015	Sep. 30, 2014	Sep. 30, 2015	Sep. 30, 2014
Return on average common equity	10.54%	-15.07%	11.86%	2.23%	11.73%
Return on average assets	1.05%	-1.64%	1.19%	0.24%	1.16%
Efficiency ratio	68.68%	157.64%	73.70%	100.79%	76.60%
Net interest margin	4.55%	5.08%	4.31%	4.76%	4.50%

	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended
AVERAGE BALANCES	Sep. 30, 2015	Jun. 30, 2015	Sep. 30, 2014	Sep. 30, 2015	Sep. 30, 2014
Average assets	$ 601,776	$ 572,077	$ 571,895	$ 579,501	$ 561,747
Average earning assets	591,018	561,447	559,156	568,938	547,644
Average total loans	526,119	496,691	495,213	505,708	487,033
Average deposits	523,108	493,414	484,359	499,504	465,635
Average equity (including preferred stock)	65,478	68,322	65,059	66,999	68,125
Average common equity (excluding preferred stock)	59,904	62,336	57,263	61,054	55,413

EQUITY ANALYSIS	Sep. 30, 2015	Jun. 30, 2015	Sep. 30, 2014
Total equity	$ 65,912	$ 64,548	$ 65,754
Less: senior preferred stock	(5,574)	(5,574)	(7,796)
Total common equity	$ 60,338	$ 58,974	$ 57,958

Common stock outstanding	8,201	8,204	8,203
Book value per common share	$ 7.36	$ 7.19	$ 7.07

ASSET QUALITY	Sep. 30, 2015	Jun. 30, 2015	Sep. 30, 2014
Nonaccrual loans, net	$ 5,287	$ 7,949	$ 10,939
Nonaccrual loans, net/total loans	0.99%	1.53%	2.19%
Other assets acquired through foreclosure, net	$ 206	$ 267	$ 475

Nonaccrual loans plus other assets acquired through foreclosure, net	$ 5,493	$ 8,216	$ 11,414
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.91%	1.40%	1.99%
Net loan (recoveries)/charge-offs in the quarter	$ (214)	$ (552)	$ 82
Net (recoveries)/charge-offs in the quarter/total loans	-0.04%	-0.11%	0.02%

Allowance for loan losses	$ 7,012	$ 7,243	$ 9,236
Plus: Reserve for undisbursed loan commitments	50	40	61
Total allowance for credit losses	$ 7,062	$ 7,283	$ 9,297
Total allowance for loan losses/total loans held for investment	1.50%	1.60%	2.14%
Total allowance for loan losses/nonaccrual loans	132.63%	91.12%	84.43%

Community West Bank *
Tier 1 leverage ratio	10.73%	11.06%	11.29%
Tier 1 risk-based capital ratio	13.01%	13.14%	14.19%
Total risk-based capital ratio	14.26%	14.40%	15.45%

INTEREST SPREAD ANALYSIS	Sep. 30, 2015	Jun. 30, 2015	Sep. 30, 2014
Yield on total loans	5.38%	5.98%	5.36%
Yield on investments	2.52%	2.98%	2.18%
Yield on interest earning deposits	0.30%	0.32%	0.28%
Yield on earning assets	4.95%	5.50%	4.90%

Cost of interest-bearing deposits	0.52%	0.54%	0.67%
Cost of total deposits	0.45%	0.46%	0.58%
Cost of FHLB advances	0.23%	0.94%	2.78%
Cost of interest-bearing liabilities	0.51%	0.55%	0.75%

* Capital ratios are preliminary until the Call Report is filed.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended	Nine Months Ended
NON-GAAP PERFORMANCE MEASURES	Sep. 30, 2015	Sep. 30, 2015
Return on average common equity, excluding loan litigation settlement, net (1)	10.34%	11.39%
Return on average assets, excluding loan litigation settlement, net (1)	1.03%	1.20%
Efficiency ratio, excluding loan litigation settlement, net (2)	69.36%	68.53%

NON-GAAP EARNINGS PER SHARE
Basic (3)	$ 0.18	$ 0.60
Diluted (3)	$ 0.17	$ 0.58

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended	Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2015
	(in thousands)
Net income	$ 1,591	$ 1,019
Loan litigation settlement, net	(50)	7,103
Tax effect on loan litigation settlement, net	21	(2,923)
Net income, excluding loan litigation settlement, net (3)	$ 1,562	$ 5,199

	Three Months Ended	Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2015
	(in thousands)
Total non-interest expenses	$ 5,038	$ 22,190
Loan litigation settlement, net	50	(7,103)
Total non-interest expenses, excluding loan litigation settlement, net (3)	$ 5,088	$ 15,087

(1) The Company believes these non-GAAP ratios provide a useful metric with which to analyze and evaluate the financial condition of the Company
(2) The Company believes this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company
(3) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company

CONTACT: Charles G. Baltuskonis, EVP & CFO
         805.692.5821
         www.communitywestbank.com

         The Cereghino Group
         IR CONTACT: 206-388-5785